FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS 3Q24 DILUTED EPS OF $1.86 AND NET INTEREST MARGIN OF 3.22 PERCENT

NASHVILLE, TN, Oct. 15, 2024 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $1.86 for the quarter ended Sept. 30, 2024, compared to net income per diluted common share of $1.69 for the quarter ended Sept. 30, 2023, an increase of approximately 10.1 percent. Net income per diluted common share was $4.08 for the nine months ended Sept. 30, 2024, compared to $5.99 for the nine months ended Sept. 30, 2023, a decrease of approximately 31.9 percent.
After considering the adjustments noted in the table below, net income per diluted common share was $1.86 for the three months ended Sept. 30, 2024, compared to $1.79 for the three months ended Sept. 30, 2023, and $1.63 for the three months ended June 30, 2024, an annualized linked-quarter growth rate of 56.4 percent. Net income per diluted common share adjusted for the items noted in the table below was $5.02 for the nine months ended Sept. 30, 2024, compared to $5.34 for the nine months ended Sept. 30, 2023.

	Three months ended				Nine months ended
	Sept. 30, 2024	June 30, 2024	Sept. 30, 2023		Sept. 30, 2024	Sept. 30, 2023
Diluted earnings per common share	$1.86	$0.64	$1.69		$4.08	$5.99
Adjustments, net of tax (1):
Investment losses on sales of securities, net	—	0.71	0.10		0.71	0.19
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	—	—		—	(0.84)
Recognition of mortgage servicing asset	—	—	—		(0.12)	—
FDIC special assessment	—	—	—	—	0.07	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	0.28	—		0.28	—
Diluted earnings per common share after adjustments	$1.86	$1.63	$1.79		$5.02	$5.34
(1): Adjustments include tax effect calculated using a marginal tax rate of 25.00 percent for all periods presented.

"The third quarter was another outstanding quarter for our firm, highlighted by double-digit linked-quarter annualized growth in earning assets, nearly double-digit linked-quarter annualized core deposit growth, and an expanding net interest margin,” said M. Terry Turner, Pinnacle's President and Chief Executive Officer. "Not only am I excited that we grew diluted earnings per share to $1.86 in the quarter, but this growth has also been largely built on our longstanding ability to leverage our differentiated service levels to take market share in our advantaged Southeastern markets. The recently released 2024 FDIC deposit rankings again show that our firm continues to gain market share across our footprint and our client satisfaction scores continue to outperform our larger competitors in virtually every category according to Coalition Greenwich. Lastly, and importantly, Forbes recently reported that our firm was ranked the third best place to work among financial services and insurance firms in the United States, which is ultimately the foundation of all our success.

"Our robust hiring continues, as we have added 126 new revenue producers thus far this year. Our hiring pipelines remain very active heading into the last quarter of 2024, and we fully expect 2025 to yield double-digit growth as well. I also believe we are well positioned to capitalize on what appears to be a declining interest rate environment. Should the yield curve find its way to a more favorable slope in the coming quarters, this could result in an even better 2025 revenue outlook for our firm."

BALANCE SHEET GROWTH AND LIQUIDITY:

Total assets at Sept. 30, 2024, were $50.7 billion, an increase of approximately $1.3 billion from June 30, 2024, and $3.2 billion from Sept. 30, 2023, reflecting a linked-quarter annualized increase of 10.8 percent and a year-over-year increase of 6.7 percent. A further analysis of select balance sheet trends follows:

	Balances at		Linked-Quarter Annualized % Change	Balances at	Year-over-Year % Change
(dollars in thousands)	Sept. 30, 2024	June 30, 2024		Sept. 30, 2023
Loans	$34,308,310	$33,769,150	6.4%	$31,943,284	7.4%
Securities	8,293,241	7,882,891	20.8%	6,882,276	20.5%
Other interest-earning assets	2,810,283	2,433,910	61.9%	3,512,452	(20.0)%
Total interest-earning assets	$45,411,834	$44,085,951	12.0%	$42,338,012	7.3%

Core deposits:
Noninterest-bearing deposits	$8,229,394	$7,932,882	15.0%	$8,324,325	(1.1)%
Interest-bearing core deposits(1)	27,535,246	27,024,945	7.6%	25,282,458	8.9%
Noncore deposits and other funding(2)	7,972,199	7,569,703	21.3%	7,420,341	7.4%
Total funding	$43,736,839	$42,527,530	11.4%	$41,027,124	6.6%
(1): Interest-bearing core deposits are interest-bearing deposits, money market accounts and time deposits less than $250,000 including reciprocating time and money market deposits.
(2): Noncore deposits and other funding consists of time deposits greater than $250,000, securities sold under agreements to repurchase, public funds, brokered deposits, FHLB advances and subordinated debt.

"Loan growth was approximately $539.2 million in the third quarter," Turner said. "We continue to be optimistic that we will see increases in the pace of loan growth as we close out 2024 and enter 2025. Importantly, our C&I and owner-occupied commercial real estate loan portfolios grew by $705.6 million, while our non-owner occupied commercial real estate portfolio decreased by $186.9 million. We are pleased to report that our exposure to construction and land development loans in relation to our total risk-based capital decreased to 68.2 percent, which is now below our target of 70 percent. It is our intent to continue reducing our exposure to non-owner occupied commercial real estate, multifamily and construction and land development loans from its level at Sept. 30, 2024 of 243.3 percent of total risk-based capital to below 225 percent. We believe this target will also be achieved within the next few quarters. As a result, we are beginning to consider new projects with our high-quality developers in our markets. During this time of reducing our exposure to non-owner occupied CRE, our credit experience in these segments has been remarkable and a great tribute to our client selection and credit underwriting process.
"A real highlight for 2024 has been our focus on growing core deposits. Our core deposits are up more than $2.0 billion so far this year, and our pipelines point toward expected continued growth in the fourth quarter. Additionally, we have seen our noninterest bearing deposits grow, with end-of-period growth at Sept. 30, 2024 up $296.5 million over the previous quarter end, a linked-quarter annualized growth rate of 15.0 percent. Over the last two years, we have invested in 16 new office locations, representing a 13.3 percent increase in outlets. So, we expect this significant investment in new people and facilities should enable us to continue to grow our core funding."

PRE-TAX, PRE-PROVISION NET REVENUE (PPNR) GROWTH:

Pre-tax, pre-provision net revenues (PPNR) for the three and nine months ended Sept. 30, 2024, were $207.4 million and $488.4 million, respectively, an increase of 6.5 percent and a decrease of 26.3 percent, respectively, from the $194.8 million and $662.4 million recognized in the three and nine months ended Sept. 30, 2023, respectively.

	Three months ended			Nine months ended
	Sept. 30,			Sept. 30,
(dollars in thousands)	2024	2023	% change	2024	2023	% change
Revenues:
Net interest income	$351,504	$317,242	10.8%	$1,001,800	$944,866	6.0%
Noninterest income	115,242	90,797	26.9%	259,633	354,165	(26.7)%
Total revenues	466,746	408,039	14.4%	1,261,433	1,299,031	(2.9)%
Noninterest expense	259,319	213,233	21.6%	773,073	636,601	21.4%
Pre-tax, pre-provision net revenue (PPNR)	207,427	194,806	6.5%	488,360	662,430	(26.3)%
Adjustments:
Investment losses on sales of securities, net	—	9,727	100.0%	72,103	19,688	>100%
Gain on the sale of fixed assets as a result of sale leaseback	—	—	NA	—	(85,692)	(100.0)%
Recognition of mortgage servicing asset	—	—	NA	(11,812)	—	100.0%
ORE expense	56	33	69.7%	162	190	(14.7)%
FDIC special assessment	—	—	NA	7,250	—	100.0%
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	NA	28,400	—	100.0%
Adjusted PPNR	$207,483	$204,566	1.4%	$584,463	$596,616	(2.0)%

	Three months ended			Nine months ended
	Sept. 30, 2024	June 30, 2024	Sept. 30, 2023	Sept. 30, 2024	Sept. 30, 2023
Net interest margin	3.22%	3.14%	3.06%	3.14%	3.22%
Efficiency ratio	55.56%	74.04%	52.26%	61.29%	49.01%
Return on average assets	1.15%	0.41%	1.08%	0.85%	1.35%
Return on average tangible common equity (TCE)	13.61%	4.90%	13.43%	10.24%	16.62%
Average loan to deposit ratio	84.99%	84.95%	82.80%	84.89%	83.88%

Net interest income for the third quarter of 2024 was $351.5 million, compared to $332.3 million for the second quarter of 2024 and $317.2 million for the third quarter of 2023, a year-over-year growth rate of 10.8 percent. Net interest margin was 3.22 percent for the third quarter of 2024, compared to 3.14 percent for the second quarter of 2024 and 3.06 percent for the third quarter of 2023.

Noninterest income for the third quarter of 2024 was $115.2 million, compared to $34.3 million for the second quarter of 2024 and $90.8 million for the third quarter of 2023.

	Three months ended		Linked-quarter Annualized % Change	Three months ended	Yr-over-Yr % Change
(dollars in thousands)	Sept. 30, 2024	June 30, 2024		Sept. 30, 2023
Noninterest income	$115,242	$34,288	>100%	$90,797	26.9%
Less:
Investment losses on sales of securities, net	—	72,103	(100.0)%	9,727	(100.0)%
Adjusted noninterest income	$115,242	$106,391	33.3%	$100,524	14.6%

•Wealth management revenues, which include investment, trust and insurance services, were $29.5 million for the third quarter of 2024, compared to $27.8 million for the second quarter of 2024 and $22.8 million for the third quarter of 2023, a year-over-year increase of 29.7 percent. The increase in wealth management revenues was attributable to several factors, but primarily is the result of an increase in capacity with more revenue producers and the placement of those producers in the areas of the firm's most recent strategic market expansions.
•Income from the firm's investment in Banker's Healthcare Group (BHG) was $16.4 million for the third quarter of 2024, compared to $18.7 million for the second quarter of 2024 and $25.0 million for the third quarter of 2023, a year-over-year decline of 34.4 percent.
◦BHG's loan originations were $989 million in the third quarter of 2024, compared to $871 million in the second quarter of 2024 and $1.0 billion in the third quarter of 2023.
◦Loans sold to BHG's community bank partners were approximately $521 million in the third quarter of 2024, compared to approximately $467 million in the second quarter of 2024 and $435 million in the third quarter of 2023.
◦BHG reserves for on-balance sheet loan losses were $237 million, or 9.1 percent of loans held for investment at Sept. 30, 2024, compared to 9.9 percent at June 30, 2024 and 6.4 percent at Sept. 30, 2023.
◦BHG increased its accrual for estimated losses attributable to loan substitutions and prepayments to $454 million, or 6.2 percent of the unpaid balances on loans that were previously purchased by BHG's community bank network, at Sept. 30, 2024, compared to $415 million, or 5.9 percent, at June 30, 2024 and $350.3 million, or 5.5 percent, at Sept. 30, 2023.
•Other noninterest income was $48.6 million for the quarter ended Sept. 30, 2024, an increase of $6.8 million from the second quarter of 2024 and $10.6 million from the third quarter of 2023. Third quarter 2024 other noninterest income was positively impacted by increased bank-owned life insurance revenues attributable to restructuring activities initiated last year, increased customer swap revenues and fair value adjustments related to the firm’s interest in other equity investments.

Noninterest expense for the third quarter of 2024 was $259.3 million, compared to $271.4 million for the second quarter of 2024 and $213.2 million for the third quarter of 2023.

	Three months ended		Linked-quarter Annualized % Change	Three months ended	Yr-over-Yr % Change
(dollars in thousands)	Sept. 30, 2024	June 30, 2024		Sept. 30, 2023
Noninterest expense	$259,319	$271,389	(17.8)%	$213,233	21.6%
Less:
ORE expense	56	22	>100%	33	69.7%
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	28,400	(100.0)%	—	NA
Adjusted noninterest expense	$259,263	$242,967	26.8%	$213,200	21.6%

•Salaries and employee benefits were $160.2 million in the third quarter of 2024, compared to $150.1 million in the second quarter of 2024 and $130.3 million in the third quarter of 2023, reflecting a year-over-year increase of 22.9 percent.
◦Full-time equivalent associates increased to 3,516.5 at Sept. 30, 2024 from 3,469.0 at June 30, 2024 and 3,329.5 at Sept. 30, 2023, a year-over-year increase of 5.6 percent.

◦Cash and equity incentive costs in the third quarter of 2024 were approximately $5.2 million higher than the second quarter of 2024 due to the firm anticipating an increased payout percentage for its cash incentive plan than was anticipated at June 30, 2024 and $15.0 million higher than the amounts recorded in the third quarter of 2023 due to an increased number of personnel and the anticipated payout percentage for 2024 being higher than what was anticipated for the 2023 award at Sept. 30, 2023.
•Equipment and occupancy costs were $42.6 million in the third quarter of 2024, compared to $41.0 million in the second quarter of 2024, reflecting an increase of 3.7 percent, and $36.9 million in the third quarter of 2023, reflecting a year-over-year increase of 15.3 percent. Comparing the third quarter of 2024 to the third quarter of 2023, several factors contributed to the increase of equipment and occupancy costs, including new equipment and facilities and rent escalators on various properties.
•Noninterest expense categories, other than those specifically noted above, were $56.5 million in the third quarter of 2024, compared to $80.2 million in the second quarter of 2024, reflecting a decrease of 29.6 percent, and $46.0 million in the third quarter of 2023, reflecting a year-over-year increase of 22.9 percent. Several factors contributed to the decrease in other noninterest expense in the third quarter of 2024 compared to the second quarter of 2024, including recognition of the $28.4 million fee related to terminating an agreement to resell securities previously purchased and professional fees associated with the firm's capital optimization initiatives completed in the second quarter of 2024 partially offset by increased lending-related expenses associated with the loss protection fee for the credit default swap which was also entered into in the second quarter of 2024.

"We anticipated margin expansion in the third quarter, due primarily to the securities portfolio restructuring initiatives we executed during the second quarter," said Harold R. Carpenter, Pinnacle's Chief Financial Officer. "Also during the third quarter, our relationship managers focused on mitigating the impact of the recent reduction in the Federal funds rate. We are pleased to report that our deposit pricing was well contained throughout the quarter, aided by the stability of our noninterest bearing deposit balances. Furthermore, from Aug. 31, 2024, a few weeks prior to the FOMC meeting, through Oct. 11, 2024, our deposit pricing has decreased by 28 basis points, while our loan yields have dropped by 24 basis points, signaling to us that we are doing quite well in managing our net interest spreads here in the initial stages of this new interest rate environment.
"We are again very excited about our core fee performance during the third quarter. Expanding our fee revenues has been a key initiative for us this year, with many of our business lines experiencing the best performance in the history of our firm, particularly with respect to our wealth management unit. Fee revenues from BHG were less in the third quarter than we anticipated at the end of the second quarter, with BHG’s contribution now representing approximately 8 percent of our third quarter pre-tax, pre-provision revenues.
"Our expense results for the third quarter came in slightly higher than we originally anticipated at the beginning of the quarter, with most of this attributable to personnel costs. Our hiring has been better than anticipated as it continues to be a strong recruiting year for our firm, which should serve to bolster revenues in future periods. Another contributor to increased expense for the third quarter was that we increased our accrual for annual cash incentive plan payouts to approximately 90 percent of target level payouts as of the end of the third quarter."

CAPITAL, SOUNDNESS AND TAXES:

	As of
	Sept. 30, 2024	Dec. 31, 2023	Sept. 30, 2023
Shareholders' equity to total assets	12.5%	12.6%	12.3%
Tangible common equity to tangible assets	8.7%	8.6%	8.2%
Book value per common share	$79.33	$75.80	$73.23
Tangible book value per common share	$55.12	$51.38	$48.78
Annualized net loan charge-offs to avg. loans (1)	0.21%	0.17%	0.23%
Nonperforming assets to total loans, ORE and other nonperforming assets (NPAs)	0.35%	0.27%	0.14%
Classified asset ratio (Pinnacle Bank) (2)	3.92%	5.22%	4.59%
Construction and land development loans as a percentage of total capital (3)	68.20%	84.20%	83.10%
Construction and land development, non-owner occupied commercial real estate and multi-family loans as a percentage of total capital (3)	243.30%	259.00%	256.40%
Allowance for credit losses (ACL) to total loans	1.14%	1.08%	1.08%
(1): Annualized net loan charge-offs to average loans ratios are computed by annualizing quarterly net loan charge-offs and dividing the result by average loans for the quarter.
(2): Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
(3): Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.

"Net charge-offs to average loans for the third quarter of 2024 were 0.21 percent, down from 0.27 percent in the prior quarter," Carpenter said. "Net charge-offs in the third quarter included a partial charge-off of a commercial and industrial loan of approximately $9.0 million. The remaining balance on this loan, which was previously classified, was downgraded to nonaccrual during the third quarter, which was the primary reason for the increase in nonaccrual loans and nonperforming assets from the second quarter. In summary, from a credit perspective, thus far this year, we believe our credit performance has remained strong all year long.
"Lastly, our book value per common share increased during the quarter from $77.15 to $79.33, an annualized linked-quarter increase of 11.3 percent. Concurrently, our tangible book value per common share increased from $52.92 to $55.12 during the third quarter, a linked-quarter annualized increase of 16.6 percent. Additionally, the firm's common equity Tier one risk-based capital ratio increased to 10.8 percent at Sept. 30, 2024 from 10.3 percent at Dec. 31, 2023, which we also consider a great accomplishment."

BOARD OF DIRECTORS DECLARES DIVIDENDS

On Oct. 15, 2024, Pinnacle Financial's Board of Directors approved a quarterly cash dividend of $0.22 per common share to be paid on Nov. 29, 2024 to common shareholders of record as of the close of business on Nov. 1, 2024. Additionally, the Board of Directors approved a quarterly cash dividend of approximately $3.8 million, or $16.88 per share (or $0.422 per depositary share), on Pinnacle Financial's 6.75 percent Series B Non-Cumulative Perpetual Preferred Stock payable on Dec. 1, 2024 to shareholders of record at the close of business on Nov. 16, 2024. The amount and timing of any future dividend payments to both preferred and common shareholders will be subject to the approval of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. CDT on Oct. 16, 2024, to discuss third quarter 2024 results and other matters. To access the call for audio only, please call 1-877-209-7255. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at

www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm is the No. 1 and fastest growing bank in the Nashville-Murfreesboro-Franklin MSA, according to June 30, 2024 deposit data from the FDIC. Pinnacle is No. 11 on the 2024 list of 100 Best Companies to Work For® in the U.S., its eighth consecutive appearance and was recognized by American Banker as one of America's Best Banks to Work For 11 years in a row and No. 1 among banks with more than $10 billion in assets in 2023.
Pinnacle Bank owns a 49 percent interest in Bankers Healthcare Group (BHG), which provides innovative, hassle-free financial solutions to healthcare practitioners and other professionals. Great Place to Work and FORTUNE ranked BHG No. 4 on its 2021 list of Best Workplaces in New York State in the small/medium business category.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $50.7 billion in assets as of Sept. 30, 2024. As the second-largest bank holding company in Tennessee, Pinnacle operates in several primarily urban markets across the Southeast.
Additional information concerning Pinnacle, which is included in the Nasdaq Financial-100 Index, can be accessed at www.pnfp.com.
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Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "anticipate," "intend," "may," "should," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of borrowers of Pinnacle Bank and its subsidiaries or BHG, including as a result of persistent elevated interest rates, the negative impact of inflationary pressures and challenging economic conditions on our and BHG's customers and their businesses, resulting in significant increases in loan losses and provisions for those losses and, in the case of BHG, substitutions; (ii) fluctuations or differences in interest rates on loans or deposits from those that Pinnacle Financial is modeling or anticipating, including as a result of Pinnacle Bank's inability to better match deposit rates with the changes in the short-term rate environment, or that affect the yield curve; (iii) the sale of investment securities in a loss position before their value recovers, including as a result of asset liability management strategies or in response to liquidity needs; (iv) adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout the Southeast region of the United States, particularly in commercial and residential real estate markets; (v) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the long-term historical growth rate of its, or such entities', loan portfolio; (vi) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, including during times when Pinnacle Bank is seeking to limit the rates it pays on deposits or uncertainty exists in the financial services sector; (vii) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (viii) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (ix) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Pinnacle Financial’s results, including as a result of the negative impact to net interest margin from elevated deposit and other funding costs; (x) the results of regulatory examinations of Pinnacle Financial, Pinnacle Bank or BHG, or companies with whom they do business; (xi) BHG's ability to profitably grow its business and successfully execute on its business plans; (xii) risks of expansion into new geographic or product markets; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including goodwill or other intangible assets; (xiv) the ineffectiveness of Pinnacle Bank's hedging strategies, or the unexpected counterparty failure or hedge failure of the underlying hedges; (xv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions; (xvi) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvii) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if Pinnacle Bank's level of applicable commercial real estate loans were to exceed percentage levels of total capital in guidelines recommended by its regulators; (xviii) approval of the declaration of any dividend by Pinnacle

Financial's board of directors; (xix) the vulnerability of Pinnacle Bank's network and online banking portals, and the systems of parties with whom Pinnacle Bank contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xx) the possibility of increased compliance and operational costs as a result of increased regulatory oversight (including by the Consumer Financial Protection Bureau), including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients; (xxi) Pinnacle Financial's ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions; (xxii) difficulties and delays in integrating acquired businesses or fully realizing costs savings and other benefits from acquisitions; (xxiii) the risks associated with Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company or all or a portion of their ownership interests in BHG (triggering a similar sale by Pinnacle Bank); (xxiv) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxv) fluctuations in the valuations of Pinnacle Financial's equity investments and the ultimate success of such investments; (xxvi) the availability of and access to capital; (xxvii) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions involving Pinnacle Financial, Pinnacle Bank or BHG; and (xxviii) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K for the year ended December 31, 2023, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters
This release contains certain non-GAAP financial measures, including, without limitation, total revenues, net income to common shareholders, earnings per diluted common share, revenue per diluted common share, PPNR, efficiency ratio, noninterest expense, noninterest income and the ratio of noninterest expense to average assets, excluding in certain instances the impact of expenses related to other real estate owned, gains or losses on sale of investment securities, gains associated with the sale-leaseback transaction completed in the second quarter of 2023, losses on the restructuring of certain bank owned life insurance (BOLI) contracts, charges related to the FDIC special assessment, income associated with the recognition of a mortgage servicing asset in the first quarter of 2024, fees related to terminating an agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives in the second quarter of 2024 and other matters for the accounting periods presented. This release may also contain certain other non-GAAP capital ratios and performance measures that exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, Avenue Bank, Magna Bank, CapitalMark Bank & Trust, Mid-America Bancshares, Inc., Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure as well as the impact of Pinnacle Financial's Series B Preferred Stock. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2024 versus certain periods in 2023 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

(dollars in thousands, except for share and per share data)	Sept. 30, 2024	Dec. 31, 2023	Sept. 30, 2023
ASSETS
Cash and noninterest-bearing due from banks	$276,578	$228,620	$279,652
Restricted cash	193,758	86,873	17,356
Interest-bearing due from banks	2,362,828	1,914,856	2,855,094
Cash and cash equivalents	2,833,164	2,230,349	3,152,102
Securities purchased with agreement to resell	66,480	558,009	500,000
Securities available-for-sale, at fair value	5,390,988	4,317,530	3,863,697
Securities held-to-maturity (fair value of $2.7 billion, $2.8 billion, and $2.6 billion, net of allowance for credit losses of $1.7 million, $1.7 million, and $1.7 million at Sept. 30, 2024, Dec. 31, 2023, and Sept. 30, 2023, respectively)	2,902,253	3,006,357	3,018,579
Consumer loans held-for-sale	178,600	104,217	119,489
Commercial loans held-for-sale	8,617	9,280	20,513
Loans	34,308,310	32,676,091	31,943,284
Less allowance for credit losses	(391,534)	(353,055)	(346,192)
Loans, net	33,916,776	32,323,036	31,597,092
Premises and equipment, net	295,348	256,877	252,669
Equity method investment	424,637	445,223	480,996
Accrued interest receivable	226,178	217,491	177,390
Goodwill	1,846,973	1,846,973	1,846,973
Core deposits and other intangible assets	22,755	27,465	29,216
Other real estate owned	750	3,937	2,555
Other assets	2,588,369	2,613,139	2,462,519
Total assets	$50,701,888	$47,959,883	$47,523,790
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$8,229,394	$7,906,502	$8,324,325
Interest-bearing	12,615,993	11,365,349	10,852,086
Savings and money market accounts	15,188,270	14,427,206	14,306,359
Time	4,921,231	4,840,753	4,813,039
Total deposits	40,954,888	38,539,810	38,295,809
Securities sold under agreements to repurchase	209,956	209,489	195,999
Federal Home Loan Bank advances	2,146,395	2,138,169	2,110,598
Subordinated debt and other borrowings	425,600	424,938	424,718
Accrued interest payable	59,285	66,967	67,442
Other liabilities	561,506	544,722	591,583
Total liabilities	44,357,630	41,924,095	41,686,149
Preferred stock, no par value, 10.0 million shares authorized; 225,000 shares non-cumulative perpetual preferred stock, Series B, liquidation preference $225.0 million, issued and outstanding at Sept. 30, 2024, Dec. 31, 2023, and Sept. 30, 2023, respectively	217,126	217,126	217,126
Common stock, par value $1.00; 180.0 million shares authorized; 77.2 million, 76.8 million and 76.8 million shares issued and outstanding at Sept. 30, 2024, Dec. 31, 2023, and Sept. 30, 2023, respectively.	77,232	76,767	76,753
Additional paid-in capital	3,120,842	3,109,493	3,097,702
Retained earnings	3,045,571	2,784,927	2,745,934
Accumulated other comprehensive loss, net of taxes	(116,513)	(152,525)	(299,874)
Total shareholders' equity	6,344,258	6,035,788	5,837,641
Total liabilities and shareholders' equity	$50,701,888	$47,959,883	$47,523,790
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(dollars in thousands, except for share and per share data)	Three months ended			Nine months ended
	Sept. 30, 2024	June 30, 2024	Sept. 30, 2023	Sept. 30, 2024	Sept. 30, 2023
Interest income:
Loans, including fees	$570,489	$551,659	$508,963	$1,663,347	$1,419,761
Securities
Taxable	65,776	51,578	36,525	161,824	97,850
Tax-exempt	23,860	24,372	24,185	72,832	72,590
Federal funds sold and other	34,740	40,781	57,621	115,735	118,371
Total interest income	694,865	668,390	627,294	2,013,738	1,708,572
Interest expense:
Deposits	310,527	304,449	280,305	915,944	685,562
Securities sold under agreements to repurchase	1,495	1,316	1,071	4,210	2,449
FHLB advances and other borrowings	31,339	30,363	28,676	91,784	75,695
Total interest expense	343,361	336,128	310,052	1,011,938	763,706
Net interest income	351,504	332,262	317,242	1,001,800	944,866
Provision for credit losses	26,281	30,159	26,826	90,937	77,282
Net interest income after provision for credit losses	325,223	302,103	290,416	910,863	867,584
Noninterest income:
Service charges on deposit accounts	16,217	14,563	12,665	44,219	36,563
Investment services	17,868	15,720	13,253	48,339	39,022
Insurance sales commissions	3,286	3,715	2,882	10,853	10,598
Gains on mortgage loans sold, net	2,643	3,270	2,012	8,792	5,632
Investment losses on sales of securities, net	—	(72,103)	(9,727)	(72,103)	(19,688)
Trust fees	8,383	8,323	6,640	24,121	19,696
Income from equity method investment	16,379	18,688	24,967	51,102	70,970
Gain on sale of fixed assets	1,837	325	87	2,220	85,946
Other noninterest income	48,629	41,787	38,018	142,090	105,426
Total noninterest income	115,242	34,288	90,797	259,633	354,165
Noninterest expense:
Salaries and employee benefits	160,234	150,117	130,344	456,361	398,495
Equipment and occupancy	42,564	41,036	36,900	123,246	100,959
Other real estate, net	56	22	33	162	190
Marketing and other business development	5,599	6,776	5,479	18,500	17,085
Postage and supplies	2,965	3,135	2,621	8,871	8,303
Amortization of intangibles	1,558	1,568	1,765	4,710	5,339
Other noninterest expense	46,343	68,735	36,091	161,223	106,230
Total noninterest expense	259,319	271,389	213,233	773,073	636,601
Income before income taxes	181,146	65,002	167,980	397,423	585,148
Income tax expense	34,455	11,840	35,377	73,626	117,975
Net income	146,691	53,162	132,603	323,797	467,173
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(11,394)	(11,394)
Net income available to common shareholders	$142,893	$49,364	$128,805	$312,403	$455,779
Per share information:
Basic net income per common share	$1.87	$0.65	$1.69	$4.09	$6.00
Diluted net income per common share	$1.86	$0.64	$1.69	$4.08	$5.99
Weighted average common shares outstanding:
Basic	76,520,599	76,506,121	76,044,182	76,435,370	75,998,965
Diluted	76,765,586	76,644,227	76,201,916	76,606,329	76,102,622
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(Unaudited)

(dollars and shares in thousands)	Preferred Stock Amount	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comp. Income (Loss), net	Total Shareholders' Equity
		Shares	Amounts
Balance at December 31, 2022	$217,126	76,454	$76,454	$3,074,867	$2,341,706	$(190,761)	$5,519,392
Exercise of employee common stock options & related tax benefits	—	40	40	931	—	—	971
Preferred dividends paid ($50.64 per share)	—	—	—	—	(11,394)	—	(11,394)
Common dividends paid ($0.66 per share)	—	—	—	—	(51,551)		(51,551)
Issuance of restricted common shares	—	240	240	(240)	—	—	—
Forfeiture of restricted common shares	—	(21)	(21)	21	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(53)	(53)	(3,712)	—	—	(3,765)
Issuance of common stock pursuant to restricted stock unit (RSU) and performance stock unit (PSU) agreements, net of shares withheld for taxes & related tax benefits	—	93	93	(3,738)	—	—	(3,645)
Compensation expense for restricted shares & performance stock units	—	—	—	29,573	—	—	29,573
Net income	—	—	—	—	467,173	—	467,173
Other comprehensive loss	—	—	—	—	—	(109,113)	(109,113)
Balance at September 30, 2023	$217,126	76,753	$76,753	$3,097,702	$2,745,934	$(299,874)	$5,837,641

Balance at December 31, 2023	$217,126	76,767	$76,767	$3,109,493	$2,784,927	$(152,525)	$6,035,788
Preferred dividends paid ($50.64 per share)	—	—	—	—	(11,394)	—	(11,394)
Common dividends paid ($0.66 per share)	—	—	—	—	(51,759)	—	(51,759)
Issuance of restricted common shares	—	240	240	(240)	—	—	—
Forfeiture of restricted common shares	—	(25)	(25)	25	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(61)	(61)	(5,100)	—	—	(5,161)
Issuance of common stock pursuant to RSU and PSU agreements, net of shares withheld for taxes & related tax benefits	—	311	311	(14,741)	—	—	(14,430)
Compensation expense for restricted shares & performance stock units	—	—	—	31,405	—	—	31,405
Net income	—	—	—	—	323,797	—	323,797
Other comprehensive gain	—	—	—	—	—	36,012	36,012
Balance at September 30, 2024	$217,126	77,232	$77,232	$3,120,842	$3,045,571	$(116,513)	$6,344,258

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2024	2024	2024	2023	2023	2023
Balance sheet data, at quarter end:
Commercial and industrial loans	$12,986,865	12,328,622	11,893,198	11,666,691	11,307,611	10,983,911
Commercial real estate - owner occupied loans	4,264,743	4,217,351	4,044,973	4,044,896	3,944,616	3,845,359
Commercial real estate - investment loans	5,919,235	5,998,326	6,138,711	5,929,595	5,957,426	5,682,652
Commercial real estate - multifamily and other loans	2,213,153	2,185,858	1,924,931	1,605,899	1,490,184	1,488,236
Consumer real estate - mortgage loans	4,907,766	4,874,846	4,828,416	4,851,531	4,768,780	4,692,673
Construction and land development loans	3,486,504	3,621,563	3,818,334	4,041,081	3,942,143	3,904,774
Consumer and other loans	530,044	542,584	514,310	536,398	532,524	555,685
Total loans	34,308,310	33,769,150	33,162,873	32,676,091	31,943,284	31,153,290
Allowance for credit losses	(391,534)	(381,601)	(371,337)	(353,055)	(346,192)	(337,459)
Securities	8,293,241	7,882,891	7,371,847	7,323,887	6,882,276	6,623,457
Total assets	50,701,888	49,366,969	48,894,196	47,959,883	47,523,790	46,875,982
Noninterest-bearing deposits	8,229,394	7,932,882	7,958,739	7,906,502	8,324,325	8,436,799
Total deposits	40,954,888	39,770,380	39,402,025	38,539,810	38,295,809	37,722,661
Securities sold under agreements to repurchase	209,956	220,885	201,418	209,489	195,999	163,774
FHLB advances	2,146,395	2,110,885	2,116,417	2,138,169	2,110,598	2,200,917
Subordinated debt and other borrowings	425,600	425,380	425,159	424,938	424,718	424,497
Total shareholders' equity	6,344,258	6,174,668	6,103,851	6,035,788	5,837,641	5,843,759
Balance sheet data, quarterly averages:
Total loans	$34,081,759	33,516,804	33,041,954	32,371,506	31,529,854	30,882,205
Securities	8,176,250	7,322,588	7,307,201	6,967,488	6,801,285	6,722,247
Federal funds sold and other	2,601,267	3,268,307	3,274,062	3,615,908	4,292,956	3,350,705
Total earning assets	44,859,276	44,107,699	43,623,217	42,954,902	42,624,095	40,955,157
Total assets	49,535,543	48,754,091	48,311,260	47,668,519	47,266,199	45,411,961
Noninterest-bearing deposits	8,077,655	8,000,159	7,962,217	8,342,572	8,515,733	8,599,781
Total deposits	40,101,199	39,453,828	38,995,709	38,515,560	38,078,665	36,355,859
Securities sold under agreements to repurchase	230,340	213,252	210,888	202,601	184,681	162,429
FHLB advances	2,128,793	2,106,786	2,214,489	2,112,809	2,132,638	2,352,045
Subordinated debt and other borrowings	427,380	427,256	428,281	426,999	426,855	426,712
Total shareholders' equity	6,265,710	6,138,722	6,082,616	5,889,075	5,898,196	5,782,239
Statement of operations data, for the three months ended:
Interest income	$694,865	668,390	650,483	644,796	627,294	575,239
Interest expense	343,361	336,128	332,449	327,544	310,052	259,846
Net interest income	351,504	332,262	318,034	317,252	317,242	315,393
Provision for credit losses	26,281	30,159	34,497	16,314	26,826	31,689
Net interest income after provision for credit losses	325,223	302,103	283,537	300,938	290,416	283,704
Noninterest income	115,242	34,288	110,103	79,088	90,797	173,839
Noninterest expense	259,319	271,389	242,365	251,168	213,233	211,641
Income before income taxes	181,146	65,002	151,275	128,858	167,980	245,902
Income tax expense	34,455	11,840	27,331	33,879	35,377	48,603
Net income	146,691	53,162	123,944	94,979	132,603	197,299
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)
Net income available to common shareholders	$142,893	49,364	120,146	91,181	128,805	193,501
Profitability and other ratios:
Return on avg. assets (1)	1.15%	0.41%	1.00%	0.76%	1.08%	1.71%
Return on avg. equity (1)	9.07%	3.23%	7.94%	6.14%	8.66%	13.42%
Return on avg. common equity (1)	9.40%	3.35%	8.24%	6.38%	9.00%	13.95%
Return on avg. tangible common equity (1)	13.61%	4.90%	12.11%	9.53%	13.43%	21.06%
Common stock dividend payout ratio (14)	16.73%	17.29%	12.59%	12.26%	11.35%	11.04%
Net interest margin (2)	3.22%	3.14%	3.04%	3.06%	3.06%	3.20%
Noninterest income to total revenue (3)	24.69%	9.35%	25.72%	19.95%	22.25%	35.53%
Noninterest income to avg. assets (1)	0.93%	0.28%	0.92%	0.66%	0.76%	1.54%
Noninterest exp. to avg. assets (1)	2.08%	2.24%	2.02%	2.09%	1.79%	1.87%
Efficiency ratio (4)	55.56%	74.04%	56.61%	63.37%	52.26%	43.26%
Avg. loans to avg. deposits	84.99%	84.95%	84.73%	84.05%	82.80%	84.94%
Securities to total assets	16.36%	15.97%	15.08%	15.27%	14.48%	14.13%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	September 30, 2024			September 30, 2023
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$34,081,759	$570,489	6.75%	$31,529,854	$508,963	6.50%
Securities
Taxable	4,979,091	65,776	5.26%	3,542,383	36,525	4.09%
Tax-exempt (2)	3,197,159	23,860	3.54%	3,258,902	24,185	3.51%
Interest-bearing due from banks	2,294,128	29,705	5.15%	3,553,640	51,109	5.71%
Resell agreements	50,504	1,473	11.60%	503,153	3,258	2.57%
Federal funds sold	—	—	—%	—	—	—%
Other	256,635	3,562	5.52%	236,163	3,254	5.47%
Total interest-earning assets	44,859,276	$694,865	6.27%	42,624,095	$627,294	5.95%
Nonearning assets
Intangible assets	1,870,719			1,877,340
Other nonearning assets	2,805,548			2,764,764
Total assets	$49,535,543			$47,266,199

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	12,372,313	120,645	3.88%	10,414,869	98,974	3.77%
Savings and money market	14,784,857	135,189	3.64%	14,131,277	128,453	3.61%
Time	4,866,374	54,693	4.47%	5,016,786	52,878	4.18%
Total interest-bearing deposits	32,023,544	310,527	3.86%	29,562,932	280,305	3.76%
Securities sold under agreements to repurchase	230,340	1,495	2.58%	184,681	1,071	2.30%
Federal Home Loan Bank advances	2,128,793	24,929	4.66%	2,132,638	22,710	4.22%
Subordinated debt and other borrowings	427,380	6,410	5.97%	426,855	5,966	5.54%
Total interest-bearing liabilities	34,810,057	343,361	3.92%	32,307,106	310,052	3.81%
Noninterest-bearing deposits	8,077,655	—	—	8,515,733	—	—
Total deposits and interest-bearing liabilities	42,887,712	$343,361	3.19%	40,822,839	$310,052	3.01%
Other liabilities	382,121			545,164
Shareholders' equity	6,265,710			5,898,196
Total liabilities and shareholders' equity	$49,535,543			$47,266,199
Net interest income		$351,504			$317,242
Net interest spread (3)			2.34%			2.14%
Net interest margin (4)			3.22%			3.06%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $12.0 million of taxable equivalent income for the three months ended Sept. 30, 2024 and for the three months ended Sept. 30, 2023. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the three months ended Sept. 30, 2024 would have been 3.08% compared to a net interest spread of 2.94% for the three months ended Sept. 30, 2023.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Nine months ended			Nine months ended
	September 30, 2024			September 30, 2023
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$33,548,791	$1,663,347	6.71%	$30,688,846	$1,419,761	6.27%
Securities
Taxable	4,330,537	161,824	4.99%	3,482,068	97,850	3.76%
Tax-exempt (2)	3,273,572	72,832	3.54%	3,280,951	72,590	3.53%
Interest-bearing due from banks	2,436,917	96,065	5.27%	2,522,300	100,275	5.32%
Resell agreements	355,791	8,972	3.37%	508,467	9,960	2.62%
Federal funds sold	—	—	—%	—	—	—%
Other	253,540	10,698	5.64%	225,402	8,136	4.83%
Total interest-earning assets	44,199,148	$2,013,738	6.19%	40,708,034	$1,708,572	5.72%
Nonearning assets
Intangible assets	1,872,285			1,879,100
Other nonearning assets	2,797,971			2,649,291
Total assets	$48,869,404			$45,236,425

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	12,020,703	352,158	3.91%	9,199,603	227,263	3.30%
Savings and money market	14,684,785	404,340	3.68%	14,063,699	335,997	3.19%
Time	4,799,977	159,446	4.44%	4,509,386	122,302	3.63%
Total interest-bearing deposits	31,505,465	915,944	3.88%	27,772,688	685,562	3.30%
Securities sold under agreements to repurchase	218,205	4,210	2.58%	188,605	2,449	1.74%
Federal Home Loan Bank advances	2,149,945	73,443	4.56%	1,875,351	58,284	4.16%
Subordinated debt and other borrowings	427,638	18,341	5.73%	426,711	17,411	5.46%
Total interest-bearing liabilities	34,301,253	1,011,938	3.94%	30,263,355	763,706	3.37%
Noninterest-bearing deposits	8,013,578	—	—	8,812,953	—	—
Total deposits and interest-bearing liabilities	42,314,831	$1,011,938	3.19%	39,076,308	$763,706	2.61%
Other liabilities	391,847			396,965
Shareholders' equity	6,162,726			5,763,152
Total liabilities and shareholders' equity	$48,869,404			$45,236,425
Net interest income		$1,001,800			$944,866
Net interest spread (3)			2.25%			2.35%
Net interest margin (4)			3.14%			3.22%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $35.6 million of taxable equivalent income for the nine months ended Sept. 30, 2024 compared to $34.1 million for the nine months ended Sept. 30, 2023. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the nine months ended Sept. 30, 2024 would have been 3.00% compared to a net interest spread of 3.11% for the nine months ended Sept. 30, 2023.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2024	2024	2024	2023	2023	2023
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$119,293	97,649	108,325	82,288	42,950	44,289
ORE and other nonperforming assets (NPAs)	823	2,760	2,766	4,347	3,019	3,105
Total nonperforming assets	$120,116	100,409	111,091	86,635	45,969	47,394
Past due loans over 90 days and still accruing interest	$3,611	4,057	5,273	6,004	4,969	5,257
Accruing purchase credit deteriorated loans	$5,715	6,021	6,222	6,501	7,010	7,415
Net loan charge-offs	$18,348	22,895	16,215	13,451	18,093	9,771
Allowance for credit losses to nonaccrual loans	328.2%	390.8%	342.8%	429.0%	806.0%	762.0%
As a percentage of total loans:
Past due accruing loans over 30 days	0.16%	0.16%	0.17%	0.23%	0.16%	0.14%
Potential problem loans	0.14%	0.18%	0.28%	0.39%	0.42%	0.32%
Allowance for credit losses	1.14%	1.13%	1.12%	1.08%	1.08%	1.08%
Nonperforming assets to total loans, ORE and other NPAs	0.35%	0.30%	0.33%	0.27%	0.14%	0.15%
Classified asset ratio (Pinnacle Bank) (6)	3.9%	4.0%	4.9%	5.2%	4.6%	3.3%
Annualized net loan charge-offs to avg. loans (5)	0.21%	0.27%	0.20%	0.17%	0.23%	0.13%

Interest rates and yields:
Loans	6.75%	6.71%	6.67%	6.62%	6.50%	6.30%
Securities	4.58%	4.43%	4.06%	4.12%	3.81%	3.66%
Total earning assets	6.27%	6.20%	6.11%	6.09%	5.95%	5.74%
Total deposits, including non-interest bearing	3.08%	3.10%	3.10%	3.07%	2.92%	2.52%
Securities sold under agreements to repurchase	2.58%	2.48%	2.67%	2.54%	2.30%	1.93%
FHLB advances	4.66%	4.66%	4.38%	4.26%	4.22%	4.20%
Subordinated debt and other borrowings	5.97%	5.62%	5.60%	5.59%	5.54%	5.44%
Total deposits and interest-bearing liabilities	3.19%	3.20%	3.20%	3.15%	3.01%	2.65%

Capital and other ratios (6):
Pinnacle Financial ratios:
Shareholders' equity to total assets	12.5%	12.5%	12.5%	12.6%	12.3%	12.5%
Common equity Tier one	10.8%	10.7%	10.4%	10.3%	10.3%	10.2%
Tier one risk-based	11.4%	11.2%	10.9%	10.8%	10.9%	10.8%
Total risk-based	13.2%	13.2%	12.9%	12.7%	12.8%	12.7%
Leverage	9.6%	9.5%	9.5%	9.4%	9.4%	9.5%
Tangible common equity to tangible assets	8.7%	8.6%	8.5%	8.6%	8.2%	8.3%
Pinnacle Bank ratios:
Common equity Tier one	11.7%	11.5%	11.3%	11.1%	11.2%	11.1%
Tier one risk-based	11.7%	11.5%	11.3%	11.1%	11.2%	11.1%
Total risk-based	12.6%	12.5%	12.2%	12.0%	12.0%	11.9%
Leverage	9.8%	9.7%	9.7%	9.7%	9.7%	9.8%
Construction and land development loans as a percentage of total capital (17)	68.2%	72.9%	77.5%	84.2%	83.1%	84.5%
Non-owner occupied commercial real estate and multi-family as a percentage of total capital (17)	243.3%	254.0%	258.0%	259.0%	256.4%	256.7%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	September	June	March	December	September	June
	2024	2024	2024	2023	2023	2023

Per share data:
Earnings per common share – basic	$1.87	0.65	1.58	1.20	1.69	2.55
Earnings per common share - basic, excluding non-GAAP adjustments	$1.87	1.63	1.54	1.70	1.79	1.80
Earnings per common share – diluted	$1.86	0.64	1.57	1.19	1.69	2.54
Earnings per common share - diluted, excluding non-GAAP adjustments	$1.86	1.63	1.53	1.68	1.79	1.79
Common dividends per share	$0.22	0.22	0.22	0.22	0.22	0.22
Book value per common share at quarter end (7)	$79.33	77.15	76.23	75.80	73.23	73.32
Tangible book value per common share at quarter end (7)	$55.12	52.92	51.98	51.38	48.78	48.85
Revenue per diluted common share	$6.08	4.78	5.60	5.16	5.35	6.43
Revenue per diluted common share, excluding non-GAAP adjustments	$6.08	5.72	5.45	5.25	5.48	5.43

Investor information:
Closing sales price of common stock on last trading day of quarter	$97.97	80.04	85.88	87.22	67.04	56.65
High closing sales price of common stock during quarter	$100.56	84.70	91.82	89.34	75.95	57.93
Low closing sales price of common stock during quarter	$76.97	74.62	79.26	60.77	56.41	46.17

Closing sales price of depositary shares on last trading day of quarter	$24.39	23.25	23.62	22.60	22.70	23.75
High closing sales price of depositary shares during quarter	$24.50	23.85	24.44	23.65	23.85	24.90
Low closing sales price of depositary shares during quarter	$23.25	22.93	22.71	21.00	21.54	19.95

Other information:
Residential mortgage loan sales:
Gross loans sold	$209,144	217,080	148,576	142,556	198,247	192,948
Gross fees (8)	$4,974	5,368	3,540	3,191	4,350	4,133
Gross fees as a percentage of loans originated	2.38%	2.47%	2.38%	2.24%	2.19%	2.14%
Net gain on residential mortgage loans sold	$2,643	3,270	2,879	879	2,012	1,567
Investment gains (losses) on sales of securities, net (13)	$—	(72,103)	—	14	(9,727)	(9,961)
Brokerage account assets, at quarter end (9)	$12,791,337	11,917,578	10,756,108	9,810,457	9,041,716	9,007,230
Trust account managed assets, at quarter end	$6,830,323	6,443,916	6,297,887	5,530,495	5,047,128	5,084,592
Core deposits (10)	$35,764,640	34,957,827	34,638,610	33,738,917	33,606,783	32,780,767
Core deposits to total funding (10)	81.8%	82.2%	82.2%	81.7%	81.9%	80.9%
Risk-weighted assets	$40,530,585	39,983,191	40,531,311	40,205,295	39,527,086	38,853,588
Number of offices	136	135	128	128	128	127
Total core deposits per office	$262,975	258,947	270,614	263,585	262,553	258,116
Total assets per full-time equivalent employee	$14,418	14,231	14,438	14,287	14,274	14,166
Annualized revenues per full-time equivalent employee	$528.0	425.0	508.5	468.4	486.2	593.0
Annualized expenses per full-time equivalent employee	$293.4	314.6	287.8	296.8	254.1	256.5
Number of employees (full-time equivalent)	3,516.5	3,469.0	3,386.5	3,357.0	3,329.5	3,309.0
Associate retention rate (11)	94.6%	94.4%	94.2%	94.2%	93.6%	94.1%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Nine months ended
(dollars in thousands, except per share data)	September	June	September	September	September
	2024	2024	2023	2024	2023

Net interest income	$351,504	332,262	317,242	1,001,800	944,866

Noninterest income	115,242	34,288	90,797	259,633	354,165
Total revenues	466,746	366,550	408,039	1,261,433	1,299,031
Less: Investment losses (gains) on sales of securities, net	—	72,103	9,727	72,103	19,688
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	—	—	—	(85,692)
Recognition of mortgage servicing asset	—	—	—	(11,812)	—
Total revenues excluding the impact of adjustments noted above	$466,746	438,653	417,766	1,321,724	1,233,027

Noninterest expense	$259,319	271,389	213,233	773,073	636,601
Less: ORE expense	56	22	33	162	190
FDIC special assessment	—	—	—	7,250	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	28,400	—	28,400	—
Noninterest expense excluding the impact of adjustments noted above	$259,263	242,967	213,200	737,261	636,411

Pre-tax income	$181,146	65,002	167,980	397,423	585,148
Provision for credit losses	26,281	30,159	26,826	90,937	77,282
Pre-tax pre-provision net revenue	207,427	95,161	194,806	488,360	662,430
Less: Adjustments noted above	56	100,525	9,760	96,103	(65,814)
Adjusted pre-tax pre-provision net revenue (12)	$207,483	195,686	204,566	584,463	596,616

Noninterest income	$115,242	34,288	90,797	259,633	354,165
Less: Adjustments noted above	—	72,103	9,727	60,291	(66,004)
Noninterest income excluding the impact of adjustments noted above	$115,242	106,391	100,524	319,924	288,161

Efficiency ratio (4)	55.56%	74.04%	52.26%	61.29%	49.01%
Adjustments noted above	(0.01)%	(18.65)%	(1.23)%	(5.51)%	2.60%
Efficiency ratio excluding adjustments noted above (4)	55.55%	55.39%	51.03%	55.78%	51.61%

Total average assets	$49,535,543	48,754,091	47,266,199	48,869,404	45,236,425

Noninterest income to average assets (1)	0.93%	0.28%	0.76%	0.71%	1.05%
Less: Adjustments noted above	—%	0.60%	0.08%	0.16%	(0.20)%
Noninterest income (excluding adjustments noted above) to average assets (1)	0.93%	0.88%	0.84%	0.87%	0.85%

Noninterest expense to average assets (1)	2.08%	2.24%	1.79%	2.11%	1.88%
Adjustments as noted above	—%	(0.24)%	—%	(0.09)%	—%
Noninterest expense (excluding adjustments noted above) to average assets (1)	2.08%	2.00%	1.79%	2.02%	1.88%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended
(dollars in thousands, except per share data)	September	June	March	December	September	June
	2024	2024	2024	2023	2023	2023
Net income available to common shareholders	$142,893	49,364	120,146	91,181	128,805	193,501
Investment (gains) losses on sales of securities, net	—	72,103	—	(14)	9,727	9,961
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	—	—	—	—	(85,692)
Loss on BOLI restructuring	—	—	—	16,252	—	—
FDIC special assessment	—	—	7,250	29,000	—	—
ORE expense	56	22	84	125	33	58
Recognition of mortgage servicing asset	—	—	(11,812)	—	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	28,400	—	—	—	—
Tax effect on above noted adjustments (16)	(14)	(25,131)	1,120	(7,278)	(2,440)	18,918
Net income available to common shareholders excluding adjustments noted above	$142,935	124,758	116,788	129,266	136,125	136,746

Basic earnings per common share	$1.87	0.65	1.58	1.20	1.69	2.55
Less:
Investment (gains) losses on sales of securities, net	—	0.94	—	—	0.13	0.13
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	—	—	—	—	(1.13)
Loss on BOLI restructuring	—	—	—	0.21	—	—
FDIC special assessment	—	—	0.10	0.38	—	—
ORE expense	—	—	—	—	—	—
Recognition of mortgage servicing asset	—	—	(0.15)	—	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	0.37	—	—	—	—
Tax effect on above noted adjustments (16)	—	(0.33)	0.01	(0.10)	(0.03)	0.25
Basic earnings per common share excluding adjustments noted above	$1.87	1.63	1.54	1.70	1.79	1.80

Diluted earnings per common share	$1.86	0.64	1.57	1.19	1.69	2.54
Less:
Investment (gains) losses on sales of securities, net	—	0.94	—	—	0.13	0.13
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	—	—	—	—	(1.13)
Loss on BOLI restructuring	—	—	—	0.21	—	—
FDIC special assessment	—	—	0.10	0.38	—	—
ORE expense	—	—	—	—	—	—
Recognition of mortgage servicing asset	—	—	(0.15)	—	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	0.37	—	—	—	—
Tax effect on above noted adjustments (16)	—	(0.32)	0.01	(0.09)	(0.03)	0.25
Diluted earnings per common share excluding the adjustments noted above	$1.86	1.63	1.53	1.68	1.79	1.80

Revenue per diluted common share	$6.08	4.78	5.60	5.16	5.35	6.43
Adjustments due to revenue-impacting items as noted above	—	0.94	(0.15)	0.09	0.13	(1.00)
Revenue per diluted common share excluding adjustments due to revenue-impacting items as noted above	$6.08	5.72	5.45	5.25	5.48	5.43

Book value per common share at quarter end (7)	$79.33	77.15	76.23	75.80	73.23	73.32
Adjustment due to goodwill, core deposit and other intangible assets	(24.21)	(24.23)	(24.25)	(24.42)	(24.45)	(24.47)
Tangible book value per common share at quarter end (7)	$55.12	52.92	51.98	51.38	48.78	48.85

Equity method investment (15)
Fee income from BHG, net of amortization	$16,379	18,688	16,035	14,432	24,967	26,924
Funding cost to support investment	5,762	5,704	5,974	5,803	6,546	6,005
Pre-tax impact of BHG	10,617	12,984	10,061	8,629	18,421	20,919
Income tax expense at statutory rates (16)	2,654	3,246	2,515	2,157	4,605	5,230
Earnings attributable to BHG	$7,963	9,738	7,546	6,472	13,816	15,689
Basic earnings per common share attributable to BHG	$0.10	0.13	0.10	0.09	0.18	0.21
Diluted earnings per common share attributable to BHG	$0.10	0.13	0.10	0.08	0.18	0.21
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Nine months ended
(dollars in thousands, except per share data)	September 30,
	2024	2023
Net income available to common shareholders	$312,403	455,779
Investment losses on sales of securities, net	72,103	19,688
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	(85,692)
Loss on BOLI restructuring	—	—
ORE expense	162	190
FDIC special assessment	7,250	—
Recognition of mortgage servicing asset	(11,812)	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	28,400	—
Tax effect on adjustments noted above (16)	(24,026)	16,454
Net income available to common shareholders excluding adjustments noted above	$384,480	406,419

Basic earnings per common share	$4.09	6.00
Less:
Investment losses on sales of securities, net	0.94	0.26
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	(1.13)
Loss on BOLI restructuring	—	—
ORE expense	—	—
Recognition of mortgage servicing asset	(0.15)	—
FDIC special assessment	0.09	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	0.37	—
Tax effect on above noted adjustments (16)	(0.31)	0.22
Basic earnings per common share excluding adjustments noted above	$5.03	5.35

Diluted earnings per common share	4.08	5.99
Less:
Investment losses on sales of securities, net	0.94	0.26
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	(1.13)
Loss on BOLI restructuring	—	—
ORE expense	—	—
FDIC special assessment	0.09	—
Recognition of mortgage servicing asset	(0.15)	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	0.37	—
Tax effect on above noted adjustments (16)	(0.31)	0.22
Diluted earnings per common share excluding the adjustments noted above	$5.02	5.34

Revenue per diluted common share	$16.47	17.07
Adjustments due to revenue-impacting items as noted above	0.78	(0.87)
Revenue per diluted common share excluding adjustments due to revenue-impacting items noted above	$17.25	16.20

Equity method investment (15)
Fee income from BHG, net of amortization	$51,102	70,970
Funding cost to support investment	17,345	18,332
Pre-tax impact of BHG	33,757	52,638
Income tax expense at statutory rates (16)	8,439	13,160
Earnings attributable to BHG	$25,318	39,478

Basic earnings per common share attributable to BHG	$0.33	0.52
Diluted earnings per common share attributable to BHG	$0.33	0.52

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Nine months ended
(dollars in thousands, except per share data)	September	June	September	September	September
	2024	2024	2023	2024	2023

Return on average assets (1)	1.15%	0.41%	1.08%	0.85%	1.35%
Adjustments as noted above	—%	0.62%	0.06%	0.20%	(0.15)%
Return on average assets excluding adjustments noted above (1)	1.15%	1.03%	1.14%	1.05%	1.20%

Tangible assets:
Total assets	$50,701,888	49,366,969	47,523,790	$50,701,888	47,523,790
Less: Goodwill	(1,846,973)	(1,846,973)	(1,846,973)	(1,846,973)	(1,846,973)
Core deposit and other intangible assets	(22,755)	(24,313)	(29,216)	(22,755)	(29,216)
Net tangible assets	$48,832,160	47,495,683	45,647,601	$48,832,160	45,647,601

Tangible common equity:
Total shareholders' equity	$6,344,258	6,174,668	5,837,641	$6,344,258	5,837,641
Less: Preferred shareholders' equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Total common shareholders' equity	6,127,132	5,957,542	5,620,515	6,127,132	5,620,515
Less: Goodwill	(1,846,973)	(1,846,973)	(1,846,973)	(1,846,973)	(1,846,973)
Core deposit and other intangible assets	(22,755)	(24,313)	(29,216)	(22,755)	(29,216)
Net tangible common equity	$4,257,404	4,086,256	3,744,326	$4,257,404	3,744,326

Ratio of tangible common equity to tangible assets	8.72%	8.60%	8.20%	8.72%	8.20%

Average tangible assets:
Average assets	$49,535,543	48,754,091	47,266,199	$48,869,404	45,236,425
Less: Average goodwill	(1,846,973)	(1,846,973)	(1,846,973)	(1,846,973)	(1,846,973)
Average core deposit and other intangible assets	(23,746)	(25,309)	(30,367)	(25,312)	(32,127)
Net average tangible assets	$47,664,824	46,881,809	45,388,859	$46,997,119	43,357,325

Return on average assets (1)	1.15%	0.41%	1.08%	0.85%	1.35%
Adjustment due to goodwill, core deposit and other intangible assets	0.04%	0.01%	0.05%	0.04%	0.06%
Return on average tangible assets (1)	1.19%	0.42%	1.13%	0.89%	1.41%
Adjustments as noted above	—%	0.65%	0.06%	0.20%	(0.16)%
Return on average tangible assets excluding adjustments noted above (1)	1.19%	1.07%	1.19%	1.09%	1.25%

Average tangible common equity:
Average shareholders' equity	$6,265,710	6,138,722	5,898,196	$6,162,726	5,763,152
Less: Average preferred equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Average common equity	6,048,584	5,921,596	5,681,070	5,945,600	5,546,026
Less: Average goodwill	(1,846,973)	(1,846,973)	(1,846,973)	(1,846,973)	(1,846,973)
Average core deposit and other intangible assets	(23,746)	(25,309)	(30,367)	(25,312)	(32,127)
Net average tangible common equity	$4,177,865	4,049,314	3,803,730	$4,073,315	3,666,926

Return on average equity (1)	9.07%	3.23%	8.66%	6.77%	10.57%
Adjustment due to average preferred shareholders' equity	0.33%	0.12%	0.34%	0.25%	0.42%
Return on average common equity (1)	9.40%	3.35%	9.00%	7.02%	10.99%
Adjustment due to goodwill, core deposit and other intangible assets	4.21%	1.55%	4.43%	3.22%	5.63%
Return on average tangible common equity (1)	13.61%	4.90%	13.43%	10.24%	16.62%
Adjustments as noted above	—%	7.49%	0.77%	2.37%	(1.80)%
Return on average tangible common equity excluding adjustments noted above (1)	13.61%	12.39%	14.20%	12.61%	14.82%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
6. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total shareholders' equity as a percentage of end of period assets.
Tangible common equity to tangible assets - End of period total shareholders' equity less end of period preferred stock, goodwill, core deposit and other intangibles as a percentage of end of period assets less end of period goodwill, core deposit and other intangibles.
Leverage – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier I risk-based – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
Tier I common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.
7. Book value per common share computed by dividing total common shareholders' equity by common shares outstanding. Tangible book value per common share computed by dividing total common shareholders' equity, less goodwill, core deposit and other intangibles by common shares outstanding.
8. Amounts are included in the statement of income in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
9. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
10. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
11. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end.
12. Adjusted pre-tax, pre-provision net revenue excludes the impact of ORE expenses and income, investment gains and losses on sales of securities, the impact of BOLI restructuring, the impact of the FDIC special assessment, the recognition of the mortgage servicing asset and fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives.
13. Represents investment gains (losses) on sales and impairments, net occurring as a result of gains or losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.
14. The dividend payout ratio is calculated as the sum of the annualized dividend rate for dividends paid on common shares divided by the trailing 12-months fully diluted earnings per common share as of the dividend declaration date.
15. Earnings from equity method investment includes the impact of the funding costs of the overall franchise calculated using the firm's subordinated and other borrowing rates. Income tax expense is calculated using statutory tax rates.
16. Tax effect calculated using the blended statutory rate of 25.00 percent for all periods in 2024 and 2023.
17. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.